SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                  Date of Earliest event reported: June 8, 1999
                          Date of Report: June 8, 1999

                         Chock Full O' Nuts Corporation
               (Exact name of registrant as specified in charter)

 New York                              1-4183                  13-0697025
(State or other                    (Commission File         (I.R.S. Employer
 jurisdiction of incorporation)         Number)            Identification No.)





370 Lexington Avenue, New York, NY                                   10017
(Address of principal executive offices)                           (Zip Code)

                                 (212) 532-0300
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)



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Item 5:  Other Events

     Chock Full O' Nuts Corporation, a New York corporation (the "Company"), Sara Lee Corporation, a Maryland corporation (Sara Lee), and CFN Acquisition Corporation, a New York corporation ("Merger Sub"), have signed an Agreement and Plan of Merger dated as of June 8, 1999 (the "Merger Agreement") which provides for the merger of Merger Sub with and into the Company, whereby the separate corporate existence of Merger Sub will cease and the Company will continue as a wholly-owned subsidiary of Sara Lee (the "Merger").

     The Merger Agreement provides that the Company's stockholders will receive, in exchange for each share of the Company's Common Stock which they own, shares of Sara Lee's Common Stock, par value $.01 per share, having a market value of $11.00, subject to certain adjustments.

     As a result of the Merger, unless earlier redeemed by the Company, the 7% Convertible Senior Subordinated Debentures due 2012 and the 8% Convertible Subordinated Debentures due 2006 of the Company that remain outstanding will become convertible into the right to receive the per-share consideration received by shareholders in the merger.

     The Merger is subject to certain conditions, including the approval of the Company's shareholders at a special meeting to be held as soon as practicable.

     The Company has issued a press release announcing the execution of the Merger Agreement, which is filed herewith as Exhibit 99.1.



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Item 7.  Financial Statements and Exhibits

         (c)   The following exhibits are filed with this report:

                  99.1 Press Release dated June 8, 1999









































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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, Chock Full O' Nuts Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CHOCK FULL O'NUTS CORPORATION

Dated: June 8, 1999
                              By:  /s/ Howard M. Leitner
                                   -----------------------------------
                                   Name:   Howard M. Leitner
                                   Title:  Executive Vice President and
                                           Chief Financial Officer
























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                                  Exhibit Index

Exhibit
Number            Exhibit

   99.1                   Sara Lee Corporation Press Release dated June 8, 1999.